THE EUROPEAN WARRANT FUND, INC.
                                                330 Madison Avenue
                                             New York, New York 10017


                                          ANNUAL MEETING OF STOCKHOLDERS
                                                   June 26, 2002


                                                  PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The European Warrant Fund, ("Fund") for use at its Annual Meeting of Stockholders to be held on June 26, 2002 at 10:00 a.m. Eastern time, at 330 Madison Avenue, New York, NY 10017, and at any adjournments thereof (collectively, the "Annual Meeting"). A Notice of Annual Meeting of Stockholders and proxy card accompany this Proxy Statement. The approximate date on which this Proxy Statement is being mailed to stockholders ("Stockholders") is May 31, 2002.

At the Annual Meeting, Stockholders will be asked to consider and vote upon the following:

1.       Election of two Directors of the Fund.

2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Proxy solicitations will be made, beginning on or about May 31, 2002, primarily by mail, but proxy solicitations also may be made by telephone, telegraph, or personal interviews conducted by officers and employees of the Fund; Julius Baer Securities Inc., the investment adviser of the Fund ("Julius Baer Securities" or the "Adviser"); and Investors Bank & Trust Company, the custodian, administrator and transfer agent of the Fund ("Investors Bank"). Julius Baer Securities is located at 330 Madison Avenue, New York, NY 10017 and Investors Bank is located at 200 Clarendon Street, Boston, MA 02116. In addition, the Fund has engaged D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, (800) 848-3402, to solicit proxies on behalf of the Fund's Board of Directors for a fee not to exceed $3,500 plus out-of-pocket expenses. The costs of proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be paid by the Fund. The Fund also will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of Fund shares ("Shares").

The Fund's Annual Report to Stockholders for the fiscal year ended March 31, 2002, which contains audited financial statements, may be obtained without charge by calling 1-800-387-6977 or mailing a request to: The European Warrant Fund, Inc., c/o Investors Bank & Trust Company, P.O. Box 9130, MFD-23, Boston, MA 02117-9130.

Any Stockholder giving a proxy has the power to revoke it prior to its exercise by submission of a later dated proxy, by voting in person, or by letter to the Secretary of the Fund.

In the event that a quorum is not present at the Annual Meeting or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Annual Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any such adjournment. A Stockholder vote may be taken on one of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval. Under the Bylaws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting.

The Fund has one class of common stock, which has a par value of $.001 per Share. On May 1, 2002, the record date, there were 14,585,366.037 shares outstanding. Each Share outstanding on the record date is entitled to one vote on all matters submitted to Stockholders at the Annual Meeting, with pro rata voting rights for any fractional Shares. The Fund does not know of any person who beneficially owned more than 5% of the Fund's outstanding Shares as of the record date.

The tellers appointed for the Annual Meeting will count the total number of votes cast FOR approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker nonvotes" (i.e., Shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as Shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. With respect to the election of directors (Proposal 1) neither withholding authority to vote nor abstentions or broker nonvotes have any effect on the outcome of the voting on the matter.

                           PROPOSAL 1: ELECTION OF DIRECTORS

Stockholders are being asked to elect two (2) of the six (6) directors of the Fund. The Board of Directors is divided into three classes, designated as Class I, Class II and Class III. Each year the term of office of one class expires. At the Annual Meeting, the election of Thomas J. Gibbons and Robert S. Matthews as Class II directors is proposed. Each director is to hold office for a period of three years, and until his successor is elected and qualified. Mr. Gibbons currently serves as a director of the Fund. Mr. Matthews is being proposed for election as a new director to fill the vacancy that will be created upon the retirement of Lawrence A. Fox. Mr. Matthews is not presently serving as a director. The nominees have consented to stand for election and to serve if elected. If either nominee should be unable to serve, an event not now anticipated, the persons named in the proxy have discretionary authority to vote in favor of a substitute nominee or nominees as may be proposed by the Board of Directors.

Each director serves for three years. Any director may resign and any director may be removed at any annual or special meeting of Stockholders called for that purpose by a vote of at least 75% of the votes entitled to be cast on the matter. In case a vacancy shall exist for any reason, the remaining directors may fill such vacancy by appointing another director. If, at any time, less than a majority of the directors holding office have been elected by the Stockholders, the directors then in office will call a Stockholders meeting for the purpose of electing directors to fill any existing vacancies in the Board of Directors. Under the Funds retirement policy, directors must retire upon reaching age 75.

Set forth below is certain information regarding each nominee for election to the Fund's Board of Directors.

Name, Address and Age   Position(s)   Length of   Principal Occupations(s) During      Number of          Other
                        Held with     Time        Past 5 Years                         Portfolios in      Directorships
                        Fund          Served                                           Fund Complex1      Held by
                                                                                       Overseen by        Nominee for
                                                                                       Nominee for        Director
                                                                                       Director

Thomas J. Gibbons,      Director,     Since 1993  President, Cornerstone Associates            1          None
age 54, P.O. Box 514,   Class II2                 Management (Consulting Firm)
Sparta, NJ 07871

Robert S. Matthews,     Nominee                   Managing Partner, Matthews & Co.             3          Julius Baer
age 58, 331 Madison                               LLP (certified public accountants)                      Investment
Avenue, 8th Floor,                                                                                        Funds
New York, NY 10017


1 The Fund complex  includes the Fund and the two  portfolios of the Julius Baer
Investment Funds, the investment adviser of which is an affiliate of the Adviser.

2 Mr. Gibbons served as a Class III director from 1993 to 2001 and as a Class II director since 2001.


The following directors of the Fund will continue to serve in such capacity until their terms of office expire and their successors are elected and qualified:

Independent Directors (those directors who are not "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940
Act"))

Name, Address and Age   Position(s)   Length of   Principal Occupations(s) During      Number of          Other
                        Held with     Time        Past 5 Years                         Portfolios in      Directorships
                        Fund          Served                                           Fund Complex1      Held by
                                                                                       Overseen by        Director
                                                                                       Director
Harvey B. Kaplan, age   Director,     Since       Controller (Chief Financial                  3          Julius Baer
64, 80 Voice Road,      Class III     1990        Officer), Easter Unlimited, Inc.                        Investment
Carle Place, NY 11514                             (toy and novelty manufacturer and                       Funds
                                                  importer)
Antoine Bernheim, age   Director,     Since       President, Dome Capital Management           1          None
47, 405 Park Ave.,      Class I       1990        Inc. (investment firm); Chairman,
Ste. 500, New York,                               Dome Securities Corp.
NY 10022

Interested Directors (those directors who are "interested persons" of the Fund as defined in the 1940 Act)

Name, Address and Age   Position(s)   Length of   Principal Occupations(s) During      Number of          Other
                        Held with     Time        Past 5 Years                         Portfolios in      Directorships
                        Fund          Served                                           Fund Complex1      Held by
                                                                                       Overseen by        Director
                                                                                       Director
Bernard Spilko,2 age    Chairman of   Since       General Manager and Senior Vice              3          Julius Baer
61,                     Board of      1993        President, Bank Julius Baer & Co.,                      Investment
 330 Madison Avenue,    Directors &               Ltd. (New York Branch)(1998 to                          Funds
New York, NY 10017      Director,                 present); Managing Director and
                        Class III                 Member of Board of Directors,
                                                  Julius Baer Securities Inc. (1983
                                                  to present)
Martin Vogel,3 age      Director,     Since       Member of Management Committee,              3          Julius Baer
39, Freighutstrasse     Class I       1997        Julius Baer Investment Fund                             Investment
12, Zurich,                                       Services, Ltd., (1996 to present)                       Funds
Switzerland

The officers of the Fund are listed below except for the Chairman of the Board, Mr. Spilko, for whom information is provided in the table above. The term of office for each officer is one year.


Name, Address and Age             Position(s)       Length of Time   Principal Occupations(s) During Past 5 Years
                                  Held with Fund    Served

Michael K. Quain, age 44, 330     President and     Since 1997       First Vice President of Bank Julius Baer &
Madison Avenue, New York, NY      Chief Financial                    Co., Ltd. (New York Branch); Vice President of
10017                             Officer                            Julius Baer Securities Inc.; President and
                                                                     Chief Financial Officer of Julius Baer
                                                                     Investment Funds (1998-present)

Andrea Quapp, age 38,             Vice President    Since 2001       First Vice President, Julius Baer Asset
BrandschenKestrasse 40,           and Chief                          Management, (2001-present); Executive Vice
Postfach CH-8010, Zurich,         Investment                         President, UBS Asset Management, (1986-2001)
Switzerland                       Officer

Peter Reinmuth, age 33,           Vice President    Since 1999       Vice President of Investments, Julius Baer
BrandschenKestrasse 40,           and Investment                     Securities Inc.
Postfach CH-8010, Zurich,         Officer
Switzerland


Hector Santiago, age 33,          Vice President    Since 1998       First  Vice  President  of Bank  Julius  Baer &
330 Madison Avenue, New York,                                        Co.,  Ltd.  (New York  Branch)  and Julius Baer
NY 10017                                                             Securities,  Inc.  (1998-present);  Assistant
                                                                     Vice  President-Accounting,   Operations  &
                                                                     Trading    Manager,     EFG    Capital    Intl.
                                                                     (broker-dealer firm) (1996-1998)


Craig M. Giunta, age 30,          Secretary and     Since 2001       Assistant  Vice  President,   Investment  Funds
330 Madison Avenue, New York,     Treasurer                          Department,  Bank Julius Baer & Co. Ltd.,  (New
NY 10017                                                             York  Branch)  (2001-present);   Supervisor  of
                                                                     Fund    Accounting,    Neuberger   Berman   LLC
                                                                     (investment management firm) (1994-2001)

Paul J. Jasinski, age 55,         Assistant         Since 1995       Managing  Director,   Investors  Bank  &  Trust
200 Clarendon Street, Boston,     Treasurer                          Company (1990-present)
MA 02116

James L. Smith, age 42,           Assistant         Since 2001       Director,   Investors   Bank  &  Trust  Company
200 Clarendon Street, Boston,     Treasurer                          (2001-present);  Executive Director,  USAA/IMCO
MA 02116                                                             (investment   management   firm)   (1999-2001);
                                                                     Compliance   Officer,    BISYS   (mutual   fund
                                                                     administrator) (1996-1999)

Cynthia J. Surprise, age 55,      Assistant         Since 1999       Director    and     Counsel,     Mutual    Fund
200 Clarendon Street, Boston,     Secretary                          Administration-Legal,  Investors  Bank &  Trust
MA 02116                                                             Company (1999-present);  Vice President,  State
                                                                     Street Bank and Trust Company (1995-1999)



Share Ownership of the Fund as of March 31, 2002

The following information regarding share ownership is based upon information provided by each director or nominee.

Interested Directors

Name of Director                         Dollar Range of Equity Securities in   Aggregate Dollar Range of Equity
                                         the Fund                               Securities in All Registered
                                                                                Investment Companies Overseen by
                                                                                Director in Fund Family

Bernard Spilko                           None                                   None
Martin Vogel                             None                                   None


Independent Directors

Name of Director or Nominee              Dollar Range of Equity Securities in   Aggregate Dollar Range of Equity
                                         the Fund                               Securities in All Registered
                                                                                Investment Companies Overseen by
                                                                                Director in Fund Family

Harvey B. Kaplan                         $1-$10,000                             $1-$10,000
Antoine Bernheim                         $1-$10,000                             $1-$10,000
Thomas J. Gibbons                        None                                   None

Robert S. Matthews                       None                                   None


As of March 31, 2002, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding Shares. The Board of Directors held four meetings during the fiscal year ended March 31, 2002. All of the directors except Martin Vogel attended at least 75% of the Board and Committee meetings of which they were members.

The following table lists the compensation paid to each of the directors by both the Fund and the Fund Complex during the Fund's fiscal year ended March 31, 2002. For purposes of this table the term "Fund Complex" includes all funds that have an affiliated investment adviser. The remainder of the directors and officers did not receive compensation from either the Fund or the Fund complex.
The Fund has no retirement or pension plan for its directors or officers.


1The Fund complex  includes the Fund and the two  portfolios  of the Julius Baer
Investment Funds, the investment adviser of which is an affiliate of the Adviser.

2 Mr. Spilko in considered to be  "interested",  as defined in the 1940
Act, because of his position with Julius Baer Securities Inc., the Fund's investment adviser, and with Bank Julius Baer & Co., Ltd., an affiliate of the Adviser.

3 Mr.  Vogel is considered to be  "interested",  as defined in the 1940
Act, because of his position with Julius Baer Investment Fund Services, Ltd., an affiliate of the Adviser.






                                                COMPENSATION TABLE

                                                Aggregate                  Total Compensation
                                              Compensation                 from the Fund and the
Name                                          from the Fund                   Fund Complex

                                                          $8,500                            $8,500
Antoine Bernheim

                                                        8,250                                8,250
Lawrence A. Fox3

                                                        8,500                                8,500
Thomas J. Gibbons

                                                        8,750              18,5004
Harvey B. Kaplan

Total                                                   $34,000
                                                                                           $43,750


The Board of Directors has an Audit Committee and a Nominating  Committee,  each of  which  is  comprised  of all  of  the  Independent  Directors  of the  Fund.
Currently,  Messrs.  Bernheim,  Fox,  Gibbons  and  Kaplan  comprise  the  Audit
Committee  and  the  Nominating   Committee.   The  Nominating  Committee  makes
nominations  for  Independent  Directors of the Board of  Directors  and reviews committee  assignments.  The  Nominating  Committee  also  reviews  compensation matters.  The Nominating  Committee did not have any meetings  during the fiscal year  ended  March  31,  2002.  Nominees  recommended  by  Stockholders  will be considered  by the Board of  Directors.  Recommendations  should be submitted in writing  to the  Secretary  of the Fund.  The Audit  Committee,  pursuant  to an
Amended and Restated Audit  Committee  Charter adopted by the Board (included in this  Proxy  Statement  as an  Appendix),  oversees  the Fund's  accounting  and financial  reporting  policies  and  practices,  its  internal  controls and the internal  controls  of certain  service  providers;  oversees  the  quality  and objectivity  of the  Fund's  financial  statements  and  the  independent  audit thereof;  ascertains the independence of the Fund's  independent  auditors;  and acts as a liaison between the Fund's independent  auditors and the full Board of
Directors.  The Audit  Committee had three meetings during the fiscal year ended
March 31, 2002. Each member of the Audit Committee is independent, as defined in the applicable listing standards of the New York Stock Exchange.

1 Mr. Fox will resign as a Director,  effective  June
26, 2002.

2 Mr. Kaplan also receives compensation for service as a Trustee of the Julius Baer Investment Funds, which has an affiliated investment adviser.




Required Vote

Election of each of the listed nominees for director of the Fund will require the affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy.

THE BOARD OF DIRECTORS  RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION
OF EACH NOMINEE.


                                                ADDITIONAL INFORMATION

                                      INDEPENDENT ACCOUNTANTS

KPMG LLP ("KPMG") has served as the Fund's independent accountants since the Fund's inception. KPMG has extensive experience in investment company accounting and auditing and performs various audit and tax services for the Fund. Such services include an annual audit of the Fund's financial statements, review of certain filings with the Securities and Exchange Commission, internal control reviews, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Fund's Board of Directors. The financial statements included in the most recent Annual Report to the Fund's
Stockholders have been examined by KPMG.

For services rendered to the Fund or its investment adviser for the fiscal year ended March 31, 2002, KPMG will receive the following fees:

Audit Fees
For audit  services  rendered  to the Fund for the fiscal  year ended
March 31, 2002, including fees billed for professional services rendered for the audit of the Fund's annual financial statements, KPMG will receive a fee of $37,500.

Financial Information Systems Design and Implementation Fees
The Fund did notpayany financial information systems design and implementation fees to KPMG for the fiscal year ended March 31, 2002.

All Other Fees
For all other services  rendered by KPMG to the Fund, Julius Baer
Securities, and all entities controlling, controlled by, or under common control with Julius Baer Securities that provide services to the Fund for the fiscal year ended March 31, 2002, KPMG will receive a fee of $4,000 for tax return preparation.



                                       AUDIT COMMITTEE REPORT

The Audit Committee has discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received from KPMG the written statements required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG the matter of the firm's independence. Based on such reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Fund's Annual Report for the fiscal year ended
March 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee also has considered whether the provision of non-audit services by KPMG to the Fund, Julius Baer Securities, and all entities controlling, controlled by, or under common control with Julius Baer Securities that provide services to the Fund, is compatible with the maintenance of the independent accountant's continued independence. KPMG has represented to the Fund that KPMG and its members do not have any direct or indirect material financial interest in or connection with the Fund in any capacity other than as independent accountants. Based on these statements and discussions, the Audit
Committee will recommend to the Board the selection of KPMG as independent auditors for the Fund for the fiscal year ended March 31, 2003. It is expected that the Board of Directors will unanimously approve this selection at its Board meeting on June 26, 2002. Representatives from KPMG expect to be present at the Annual Meeting.

                                                THE AUDIT COMMITTEE

The Audit Committee is comprised of the following Independent Directors: Antoine
Bernheim, Lawrence A. Fox, Thomas J. Gibbons and Harvey B. Kaplan.

                                        SUBMISSION OF STOCKHOLDER PROPOSALS

All proposals by Stockholders of the Fund that are intended to be presented at the Fund's next annual meeting of Stockholders to be held in 2003 must be received by the Fund for consideration for inclusion in the Fund's proxy statement relating to that meeting no later than January 12, 2003.

                      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Fund's executive officers and directors, and persons who beneficially own more than ten percent of the Fund's Shares, to file reports of initial ownership and changes in ownership with the SEC, the New York Stock Exchange, Inc., and the Fund. To the Fund's knowledge, based solely upon review of the copies of such reports furnished to the Fund and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent owners were complied with during the fiscal year ended March 31, 2002.

                                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The directors do not intend to present any other business at the Annual Meeting, nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED  PROMPTLY.  STOCKHOLDERS  ARE THEREFORE
URGED TO COMPLETE,  SIGN,  DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.



                                                     APPENDIX

                                             EUROPEAN WARRANT FUND, INC.
                                   AMENDED AND RESTATED AUDIT COMMITTEE CHARTER


1. The Audit Committee shall be composed of three or more Directors as determined by the Board of Directors, each of whom shall be an independent
Director, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise or his or her independent judgment as a member of the Audit Committee. For purposes of the Audit Committee, a Director is independent if he or she is not an "interested person" of the Fund
(as that term is defined in the Investment Company Act of 1940, as amended) and meets the independence requirements set forth in New York Stock Exchange Rule
303.01(B) (3). Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment (or must become financially literate within a reasonable time after his or her appointment to the Audit Committee). At least one member of the Audit
Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

2.       The purposes of the Audit Committee are to:

(a)  oversee  the  Fund's  accounting  and  financial   reporting  policies  and
practices,  its internal controls and, as appropriate,  the internal controls of certain service providers;

(b) oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof;

(c) ascertain the independence of the Fund's independent auditors; and

(d) act as a liaison between the Fund's independent auditors and the full Board of Directors.

The  function  of  the  Audit   Committee  is  oversight;   it  is  management's
responsibility  to maintain  appropriate  systems for  accounting  and  internal control, and the auditor's responsibility to plan and carry out a proper audit.

3. To carry out its purposes, the Audit Committee shall have the following duties and powers to:

(a)  recommend  the  selection,  retention or  termination  of auditors  and, in connection  therewith,  to evaluate the independence of the auditors,  including whether the auditors provide any consulting  services to the manager, to receive the auditors'  specific written  representations as to their independence and to actively  engage in a dialogue  with the auditors  with respect to any disclosed relationships  or services that may impact the objectivity  and  independence of the auditors:  the independent auditors are ultimately  accountable to the Board of Directors and the Audit  Committee and that the Audit Committee and the Board of Directors,  consistent with the requirements of the Investment Company Act of
1940,  as amended,  and  relevant  state law,  have the ultimate  authority  and
responsibility  to  select,   evaluate  and,  where  appropriate,   replace  the
independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement);

(b) meet with the Fund's independent auditors, including private meetings, as necessary: (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Fund's financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditor's comments with respect to the Fund's financial policies, procedures and internal accounting controls and management's responses thereto;
and (iv) to review the form of opinion the auditors propose to render to the Board and shareholders;

(c) consider the effect upon the Fund of any changes in accounting principles or practices proposed by management or the auditors;

(d) review the fees charged by the auditors for audit and non-audit services;

(e) investigate improprieties or suspected improprieties in fund and adviser operations;

(f) review the findings of SEC and internal Fund audits, and consult with Fund management on appropriate responses;

(g) review any violations of the Code of Ethics for the Fund, its adviser and any other service provider required to have its employees report their personal securities trades; and report the Committee's findings to the Board with recommendations for appropriate action;

(h) report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

(i) review, in consultation with Fund management, any proposed plans of Fund mergers, sales, acquisitions, conversions or other similar transactions for the Fund or its adviser and report its findings and recommendations to the Board.

4. The Committee shall meet at least twice a year and is empowered to hold special meetings as circumstances require.

5. The Committee shall meet as may be appropriate with the Treasurer of the Fund and with internal auditors, if any, for the management company.

6. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Fund.

7. The Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.


Adopted:  June 27, 2001
